Exhibit 7.09

Execution Version

LOCK-UP AGREEMENT

August 30, 2023

Re:	Securities Purchase Agreement, dated as of August 30, 2023 (the “Purchase Agreement”), between Intuitive Machines, Inc. (the “Company”) and the purchasers signatory thereto (each, a “Purchaser” and, collectively, the “Purchasers”)

Ladies and Gentlemen:

Defined terms not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings set forth in the Purchase Agreement. Pursuant to Section 2.2(a)(vi) of the Purchase Agreement and in satisfaction of a condition of the Company’s obligations under the Purchase Agreement, the undersigned irrevocably agrees with the Company that the undersigned will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any shares of Common Stock of the Company or securities convertible, exchangeable or exercisable into, shares of Common Stock of the Company held of record or hereafter acquired of record by the undersigned (the “Securities”) from the date hereof until (i) with respect to fifty percent (50%) of such Securities, thirty (30) days after the Effective Date (as defined in the Purchase Agreement) (the “First Restriction Period”), and (ii) with respect to the remaining fifty percent (50%) of such Securities, sixty (60) days after the Effective Date (such period, the “Second Restriction Period” and, together with the First Restriction Period, each a “Restriction Period”).

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Securities provided that (1) the Company receives a signed lock-up letter agreement (in the form of this Letter Agreement) for the balance of the applicable Restriction Period from each donee, trustee, distributee, or transferee, as the case may be, prior to such transfer, (2) any such transfer shall not involve a disposition for value, (3) such transfer is not required to be reported with the Securities and Exchange Commission in accordance with the Exchange Act and no report of such transfer shall be made voluntarily, and (4) neither the undersigned nor any donee, trustee, distributee or transferee, as the case may be, otherwise voluntarily effects any public filing or report regarding such transfers, with respect to transfer:

i)	as a bona fide gift or gifts;

ii)	to any family member or to any trust for the direct or indirect benefit of the undersigned or any family member of the undersigned;

iii)	to any corporation, partnership, limited liability company, or other business entity all of the equity holders of which consist of the undersigned and/or family members of the undersigned;

iv)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (a) to another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of the undersigned or (b) in the form of a distribution to partners, members or stockholders or other equityholders of the undersigned;

v)	if the undersigned is a trust, transfers to a trustor or beneficiary of such trust or to the estate of a beneficiary of such trust;

vi)	by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; or

vii)	of securities purchased in open market transactions after the Closing Date.

For purposes hereof, “family member” means a spouse, domestic partner, child (including by adoption), father, mother, brother or sister of the undersigned, and lineal descendant (including by adoption) of the undersigned or of any of the foregoing persons

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may also transfer the Securities:

i)	If the undersigned is an entity, by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

ii)	in the event of the completion of a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s securityholders having the right to exchange their shares of Common Stock for cash, securities or other property;

iii)	to satisfy any U.S. federal, state, or local income tax obligations of the undersigned (or its direct or indirect owners) arising from the undersigned’s ownership of Securities, in each case solely and to the extent necessary to cover any tax liability as a direct result of such ownership of the Securities.

In addition, notwithstanding the foregoing, this Letter Agreement shall not restrict the delivery of shares of Common Stock to the undersigned upon: (i) the exercise of any options granted under any employee benefit plan of the Company; (ii) the vesting of any stock awards related to shares of Common Stock; and (iii) the exercise of any warrants; provided that, in the case of each of clauses (i), (ii) and (iii), such shares of Common Stock delivered to the undersigned in connection with such exercise or vesting are subject to the restrictions set forth in this Letter Agreement.

Furthermore, the undersigned may enter into any new plan established in compliance with Rule 10b5-1 of the Exchange Act; provided that no sale of shares of Common Stock are made pursuant to such plan during the applicable Restriction Period.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to the Company to complete the transactions contemplated by the Purchase Agreement and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Purchase Agreement.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company and the undersigned. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The undersigned agrees and understands that this Letter Agreement does not intend to create any relationship between the undersigned and any Purchaser and that no Purchaser is entitled to cast any votes on the matters herein contemplated and that no issuance or sale of the Securities is created or intended by virtue of this Letter Agreement.

This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Company. This Letter Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

*** SIGNATURE PAGE FOLLOWS***

This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

/s/ Michael Blitzer
Signature

Michael Blitzer
Print Name

Director
Position in Company, if any

Address for Notice:

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

INTUITIVE MACHINES, INC.

By:	/s/ Stephen J. Altemus
Name:	Stephen J. Altemus
Title:	Chief Executive Officer

[Signature Page to Lock-Up Agreement]

4